EXHIBIT 10.5

                    EMPLOYMENT AND NON-COMPETITION AGREEMENT

      This EMPLOYMENT AND NON-COMPETITION AGREEMENT, made and entered into as of the 30th day of September, 1996 by and between New West Acquisition Corp., a Delaware corporation ("Newco"), and Craig Cowan (the "Employee"),

                                   WITNESSETH:

      WHEREAS, the Employee owns 100% of the outstanding capital stock of New West Communications, Inc., a California corporation ("New West"), that is engaged in the business of marketing, selling and distributing new, surplus and refurbished telecommunications components, and

      WHEREAS, the parties hereto acknowledge and agree that this Agreement is entered into pursuant to that certain Asset Purchase Agreement (the "Purchase Agreement") dated the date hereof among, New West, Newco, Travis International, Inc., and the Employee, whereby the Employee has voted for the sale of substantially all of the assets of New West to Newco, and

      WHEREAS, as a consequence of the consummation of the transaction described above, Newco will engage in the business of marketing, selling, repairing, refurbishing and distributing new, surplus and refurbished telecommunications components and related services (the "Business"), and

      WHEREAS, the parties hereto acknowledge and agree that the parties to the Purchase Agreement would not have consummated such Purchase Agreement without the parties hereto having entered into this Agreement; and

      WHEREAS, Newco desires to engage the Employee to perform for Newco the services set forth herein, and the Employee desires to perform such services for Newco; and

      WHEREAS, the Employee desires to assure Newco, and Newco desires to be assured by the Employee, that the Employee will not engage in business competitive with that of the Business during the term specified herein;

      NOW, THEREFORE, in consideration of the mutual terms conditions and covenants set forth herein, and intending to be legally bound, the parties hereto agree as follows:

      SECTION 1. EMPLOYMENT. Newco hereby employees Employee and the Employee hereby accepts employment by Newco upon the terms and conditions of this Agreement.

      SECTION 2. POSITION AND RESPONSIBILITIES. During the period of his employment hereunder, Employee agrees to serve Newco and Newco shall employ Employee in the capacity of a senior executive manager, with responsibility for the day-to-day management of Newco, subject to the ultimate authority of Newco's Board of Directors, PROVIDED, HOWEVER, that the parties hereto agree that, subject to reasonable direction of Newco's directors and Travis, the location, scope, and terms (other than with respect to Compensation) of Employee's employment hereunder shall not be substantially different from Employee's employment with New West immediately prior to the date of this Agreement. During the term of this Agreement, Employee agrees to devote substantially all of his business efforts to the business and affairs of Newco and, to the extent necessary to discharge the responsibilities assigned to the Employee hereunder, to use the Employee's best efforts to perform faithfully and efficiently such responsibilities.

      SECTION 3. TERM. Except for the duties and obligations of the Employee set forth in Section 5 hereof, the respective duties and obligations of the parties hereto shall commence on the date hereof and shall continue for a term of three
(3) years (the "Initial Term") unless earlier terminated in accordance with the terms hereof. At the expiration of the Initial Term, the Employee shall have the option of extending the term of this agreement for up to an additional two (2) years (the "Term Extension") by providing written notice to Newco of his intent to so extend the term of this Agreement at least 30 days prior to the expiration of the Initial Term (the Initial Term and the Term Extension, if any, together shall be referred to herein as the "Term"). In no event shall the continuation of the Employee's employment with Newco beyond the Term be deemed to be a renewal or extension of this Agreement, the Term or any aspect thereof. The Employee's duties and obligations set forth in Section 5 shall commence on the date hereof and shall continue until the second anniversary of the date Employee ceases to be employed by Newco (the "Non-Competition Term").

      SECTION 4. COMPENSATION.

            a. BASE SALARY. For all services rendered by Employee in any capacity during his employment under this Agreement, including, without limitation, services as an executive, officer, director, or member of any committee of Newco or of any subsidiary or division thereof, Newco shall pay Employee as compensation a salary at the rate of not less Twelve Thousand Five Hundred Dollars ($12,500) per month. Such salary shall be payable in accordance with the customary payroll practices of Newco, but in no event less than semi-monthly.

            b. BONUSES. In addition to the Base Salary, from time to time, and subject to the terms and conditions of such bonuses, the Employee shall be eligible to receive a Participation Bonus, as described on EXHIBIT A-1 and a Supplemental Bonus, as described on EXHIBIT A-2, in each case in respect of periods during which the Employee is actually employed hereunder. An example of Bonus Calculations is attached hereto as Exhibit A-3.

            c. BENEFITS. Until the termination of the Employee's employment pursuant to this Agreement, the Employee shall be eligible for participation in and to receive all of the benefits set forth on EXHIBIT B attached hereto.

            d. REIMBURSEMENT OF EXPENSES. Newco shall reimburse the Employee for all reasonable and proper travel and out-of-pocket expenses incurred by Employee in connection with the performance of his duties, all in accordance with Newco's policies as to the allowable amount of such expenses and the provision of itemized reports and provided that such expenditures satisfy the criteria under the Internal Revenue Code for deductibility by Newco (whether or not fully deductible) for federal income tax purposes as ordinary and necessary business expenses, reimbursements are allowable deductions by Newco for income tax purposes in accordance with regulations of the Internal Revenue Service regarding such expenses, including relevant documentation requirements.

      SECTION 5. AGREEMENT NOT TO COMPETE.

            (a) The parties recognize that the engagement of the Employee with Newco has been, and the engagement of the Employee will be, special, unique and of an extraordinary character and that the Employee has previously acquired, and will continue to acquire, special skill and training. Newco recognizes that the Employee possesses a high degree of skill in the industry, and the parties recognize that it is Newco's practice to enforce agreements of this type.
 The parties also recognize that the covenants of the Employee contained in this Agreement are an essential part of Employee's engagement with Newco and that, but for the agreement of the Employee to comply with such covenants, Newco would have not entered into the Purchase Agreement and would not have entered into this Agreement. The Employee therefore agrees that from and after the date of this Agreement until the later of (x) five years after the date hereof or (y) two years after the termination of Employee's employment with Newco (such date being referred to herein as the "Ending Date"), Employee shall not directly or indirectly:

                 (1) engage in, control, invest in, advise, manage, serve as a director, officer, or employee of, act as a consultant to, receive any economic benefit from or exert any influence upon, any business which conducts activities in the Territory (as hereinafter defined) similar to those conducted by the Business (as now conducted or hereafter expanded by Newco), at any time prior to the Ending Date;

                 (2) solicit, divert or attempt to solicit or divert any party who is, was, or was solicited to become, a customer or supplier of the Business (as now conducted or hereafter expanded by Newco) at any time prior to the Ending Date;

                 (3) employ, solicit for employment or encourage to leave their employment, any person who was during the two-year period prior to such employment, solicitation or encouragement or is an officer, employee, or independent contractor of the Business (as now conducted or hereafter expanded by Newco);

                 (4) avail itself of or invest in any business opportunity which is related to the activities conducted by the Business (as now conducted or hereafter expanded by Newco), and which came to its attention prior to the Ending Date;

                 (5) disturb, or attempt to disturb, any business relationship between any third party and the Business (as now conducted or hereafter expanded by Newco); or

                 (6) make any statement to any third party, including the press or media, likely to result in adverse publicity for the Business (as now conducted or hereafter expanded by Purchaser).

      For purposes of this SECTION 5, the term "Business" shall include the sale, marketing, manufacturing, refurbishment, and distribution of new, surplus, and refurbished telecommunications components; the term "directly or indirectly" shall include acts or omissions as proprietor, partner, joint venturer, employer, salesman, agent, employee, officer, investor, director, lender or consultant of or owner of any interest in, any Person; and the term "Territory" shall mean the United States, Canada and all other countries in which the Business has transacted business prior to the Ending Date.

      Employee hereby agrees that the limitation set forth above on his rights to compete with the Business and Newco during the Non-Competition Term are reasonable and necessary for the protection of the Business and Newco. In this regard, Employee specifically agrees that such limitation as to the period of time, geographic area and types and scopes of restriction on his activities are reasonable and necessary to protect the good will and other business interest of the Business and Newco.

      The parties acknowledge that Employee's agreement to enter into a non-competition covenant has been conditioned upon the corresponding payment obligations of Newco under paragraph 3.1(c) of the Purchase Agreement, as well as Newco's covenants under this agreement. In the event that Newco is in material default under this agreement or in default under paragraph 3.1(c) and such default remains uncured for 30 days after written notice from Employee to Newco of such default of the Purchase Agreement, the non-competition covenants set forth above and in the Purchase Agreement shall be deemed terminated provided, that in no event shall an offset of amounts owed under Article IX of the Asset Purchase Agreement against amounts owed under Section 3.1(c) be deemed to be a default hereunder or thereunder.

      In the event that the Employee violates any non-competition covenant set forth above in this Section 5, then, notwithstanding any provision herein to the contrary, the time period specified above for which the non-competition covenants are effective shall be extended day for day for the time period that Employee is in violation of any such covenant.

            (b) The parties acknowledge that Cowan has been involved in various investment activities which are not similar to or in competition with those conducted by the Business, including, but not limited to art distribution, real estate investments, and prepaid cellular telephone products. The provisions of this SECTION 5 shall not preclude such non-competitive activities by Cowan, provided that such activities do not interfere with Cowan's obligations under this Agreement.

            (c) In the event of actual or threatened breach of the provisions of this SECTION 5 by Employee or any of his Affiliates, Newco, in addition to any other remedies available to it for such breach or threatened breach, including the recovery of damages, shall be entitled to an injunction restraining the Employee or such Affiliate from such conduct. If a bond is required to be posted in order for Newco to secure an injunction, the parties agree that said bond need not exceed the sum of $1,000.

            (d) In the event Employee or any of his Affiliates engages in any activity prohibited by this Section, Employee shall forfeit to Newco all rights and amounts then remaining due to Employee under SECTION 3.1(c) of the Purchase Agreement.

            (e) If at any time any of the provisions of this SECTION 5 shall be determined to be invalid or unenforceable by reason of being vague or unreasonable as to duration, area, scope of activity or otherwise, then this
SECTION 5 shall be considered divisible (with the other provisions to remain in full force and effect) and the invalid or unenforceable provisions shall become and be deemed to be immediately amended to include only such time, area, scope of activity and other restrictions, as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and Employee expressly agree that this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

            (f) The provisions of this SECTION 5 shall be in addition to, and not in limitation of, any other provisions contained in any other agreement restricting competition by Employee.

      SECTION 6. CONFIDENTIAL INFORMATION.

            a. AGREEMENT TO HOLD CONFIDENTIAL. From the date hereof, the Employee shall hold in secrecy for Newco all trade secrets and other confidential information relating to the business and affairs of either New West or Newco that have come to his knowledge during his ownership of New West, including information concerning costs, profits, markets, sales, business development plans, lists of clients or customers, lists of suppliers and other information about sources of supply and other information of a similar nature (such categories of information being referred to herein as "Confidential Information"). In addition, the Employee shall hold in secrecy for Newco all trade secrets and other Confidential Information relating to either New West's or Newco's business and affairs that have come or may have come to his attention during his employment with either New West or Newco or during the Term. Employee shall not use for his own benefit or disclose to any person any Confidential Information unless such use or disclosure has the prior written authorization of Newco.

            b. DELIVERY OF MATERIALS. The Employee shall deliver to Newco, at the earlier to occur of the expiration of the Term or the termination of the Employee's engagement, all correspondence, memoranda, notes, records, plans, customer lists, product compositions and other documents and all copies thereof, whether in hard copy form or electronically or magnetically stored, made, composed, or received by the Employee, solely or jointly with others, that are in the Employee's possession, custody or control and that are related in any manner to the past, present or anticipated business of Newco.

      SECTION 7. TERMINATION.

            a. DATE OF TERMINATION. Except as set forth in Section 7(b), this Agreement (except for the provisions set forth in Sections 5, 6, 7, 8, 9, 10, 11 and 12) will terminate upon the earliest to occur of (i) the death or disability of the Employee, (ii) immediately upon Newco's sending Employee written notice that it is terminating Employee for cause or (iii) the expiration of five (5) days after Employee has terminated his employment with Newco, and provided that Sections 5, 6, 7, 8, 9, 10 and 11 shall survive as set forth without limitation. "Disability", as used in this Section 7, shall be defined to mean the Employee's physical or mental inability to perform his duties hereunder for a period of one hundred eighty days, due to accident, sickness or other disability that prevents the Employee from satisfactorily performing the full scope of his duties hereunder as such duties exist on the date immediately prior to the date the Employee was first absent from work due to such disability. Disability shall be determined by the board of directors of Newco based upon the opinion of a licensed physician or physicians selected by the board of directors of Newco. "Cause", as used in this Section 7, shall mean the following:

            (i) Any act of theft or other dishonesty, including, but not limited to, any intentional misapplication of Newco's funds or other property;

            (ii) Employee's gross neglect of his duties or Employee's gross negligence in the performance of his duties that is not cured within ten
      (10) days after receiving written notice from Newco; or willful disobedience of a lawful order or directive given to Employee by the board of directors of Newco and within the scope of Employee's duties that is not cured within ten (10) days after receiving written notice from Newco;

            (iii) Employee's participation in an activity involving moral turpitude that has a material adverse effect on Newco or in a criminal activity;

            (iv) Employee's misappropriation or disclosure to others in competition with Newco any Confidential Information of Newco, including investment prospects, analysis or advice, customer lists, plans or other property interests of Newco;

            (v) Subject to the Employee's right to cure that is set forth in
      Section 9 hereof, Employee's material breach any of the terms of this Agreement, and;

            (vi) Subject to the Employee's right to cure that is set forth in
      Section 9, Employee's material breach of any term of the Purchase Agreement or any document executed in connection therewith, including but not limited to a material misrepresentation by Employee in any such document.

            b. OBLIGATIONS UPON TERMINATION WITHOUT CAUSE. In no event shall the Employee be terminated without cause during the first year of the Term. In the event the

Employee's employment with Newco is terminated by Newco without cause, or Newco materially breaches this Agreement and the Employee terminates his employment as a result of such breach, the Employee shall receive as liquidated damages the amounts set forth in the following subsections (i) and (ii). The liquidated damages so received by the Employee shall not be limited or reduced by amounts that the Employee might otherwise earn or be able to earn during the period between termination of his employment under this agreement and payment of those liquidated damages. The provisions of this Section 7(b) shall be the Employee's sole and exclusive remedy in the event of such a termination.

      (i) Newco shall pay to Employee the amount of base salary provided for in Section 2 hereof for the remainder of the Liquidated Damages Term, such amounts to be payable in the manner and on the dates that such salary would have been payable had Employee remained employed by Newco for the remainder of the Liquidated Damages Term; plus

      (ii) Newco shall pay to Employee, within 30 days of each Audit Date until the Audit Date after the end of the Liquidated Damages Term, an amount equal to the arithmetic mean of all Participation Bonuses paid or payable under this Agreement in respect of periods of at least three months prior to Employee's termination, weighted to reflect the length of the period in respect of which each such bonus was paid; PROVIDED, HOWEVER, that the maximum aggregate amount payable as Interim Compensation under the Purchase Agreement, Participation Bonuses under this Agreement and liquidated damages under this Section 7(b)(ii) shall in no event exceed $2,500,000 and PROVIDED FURTHER, that if Employee is terminated prior to the first anniversary hereof, for the purposes of calculating damages payable pursuant to this section 7(b)(ii), such arithmetic mean shall be deemed to be [$ ]. Examples of liquidated damages calculated in accordance with this Section 7(b) are attached hereto as EXHIBIT 7(b).

For purposes of this Section 7(b), "Liquidated Damages Term" shall include only the Initial Term unless the Employee is terminated during the Term Extension provided for in Section 3, in which case the Liquidated Damages Terms shall also include the Term Extension.

            c. In the event the Employee's employment with Newco is terminated for cause by Newco, or as a result of Employee's death or Disability, or for any reason by Employee except as set forth in Section 7(b), Newco shall not be obligated to pay to the Employee such portion of the amount owing under Section 4 hereof determined to be compensation for the Employee's responsibilities described in Section 2 hereof beyond the determination date of death or Disability.

            d. SURVIVAL OF SECTIONS 5 AND 6. No termination of this Agreement or termination of Employee's employment with Newco shall release Employee from the covenants, conditions and obligations set out in Sections 5 and 6 of this Agreement, which covenants, conditions and obligations shall remain in full force and effect.

      SECTION 8. LIMITATION OF SCOPE. Should any portion of this Agreement be deemed unenforceable because of the scope, duration or territory encompassed by the undertakings of the Employee hereunder, and only in such event, then the parties consent and agree to such limitation on scope, duration or territory as may be finally adjudicated as enforceable by a court of competent jurisdiction after the exhaustion of all appeals.

      SECTION 9. REMEDIES; RESOLUTION OF DISPUTES.

            a. Subject to the provisions of Section 9(b), below, if a dispute or controversy arises between the parties relating to this Agreement including any dispute regarding Newco's termination of the Employee for Cause or forfeiture of Employee's entitlement to receive amounts payable under Section 3.1(c) of the Purchase Agreement, the parties agree to use the following procedures prior to either party pursuing other available remedies:

            (i) A meeting will be held promptly between the parties attended by individuals with decision-making authority to attempt in good faith to negotiate a resolution of the dispute. If either party intends to be accompanied at a meeting by an attorney, the other parties will be given at least three (3) business days' notice of such intention, and those parties also may be accompanied by an attorney. All negotiations pursuant to this Section 9 are confidential and will be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

            (ii) If within ten (10) days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, they will jointly appoint a mutually acceptable neutral person not affiliated with either of the parties (the "Neutral"), seeking assistance in such regard from the American Arbitration Association ("AAA") if they have been unable to agree upon such appointment within twenty (20) days from the initial meeting. The obligation for payment of the fees of the Neutral shall be shared equally by the parties. In consultation with the Neutral, the parties will select or devise an alternative dispute resolution procedure ("ADR") by which they will attempt to resolve the dispute, and a time for the ADR to be held, with the Neutral making the decision as to the procedure and time (but unless circumstances require otherwise, not later than sixty (60) days after selection of the Neutral) if the parties have been unable to agree on any of such matters within twenty (20) days after initial consultation with the Neutral. Any ADR proceeding will be held in Los Angeles, California, at a location mutually agreeable to the parties or, if they are unable to agree, selected by the Neutral. The parties agree to participate in good faith in the ADR to its conclusion as designated by the Neutral.

            (iii) If the parties are not successful in resolving the dispute as provided in Sections (i) and (ii), above, then the parties agree that such dispute will be settled by binding arbitration conducted on a confidential basis pursuant to the AAA Rules for Non- Administered Arbitration of Business Disputes by a sole arbitrator selected from the AAA Panels of Neutrals. Any decision or award as a result of any such arbitration proceeding will include the assessment of costs, expenses and reasonable attorneys' fees in favor of the prevailing party, which will be selected in the discretion of the arbitrator. Absent an agreement by the parties to the contrary, any such arbitration will be conducted at a location, in Los Angeles, California, selected by the arbitrator. The parties reserve the right to object to any proposed arbitrator who is employed by or affiliated with a competing organization or entity. Prior to issuing the arbitrator's final award of arbitration, the arbitrator will provide each party with the arbitrator's written tentative award, which will include the findings of fact as determined by the arbitrator upon which such tentative award is based. Each party will have ten (10) business days from the delivery of such tentative award to submit to the arbitrator a written rebuttal to the findings of fact set forth in the tentative award, and the arbitrator will promptly forward a copy of each party's rebuttal, if any, to the other parties. If no party submits such a rebuttal, the tentative award will be deemed final; if any party submits such a rebuttal, the arbitrator will promptly review the same and will deliver a final award, in writing, to each of the parties. An award of arbitration will be final and binding on the parties and may be confirmed in any appropriate court with jurisdiction.

            (iv) All applicable statutes of limitation and defenses based upon the passage of time will be tolled while the procedures specified in this
      Section 9 are pending. The parties will take all such actions, if any, necessary to effectuate such tolling.

            b. Notwithstanding the foregoing, with respect to each and every breach or violation or threatened breach or violation by the Employee of this Agreement, Newco, in addition to all other remedies available at law or in equity including specific performance of the provisions hereof, shall be entitled to enjoin the commencement or continuance thereof and may, without notice to the Employee, apply to any court of competent jurisdiction for entry of an immediate restraining order or injunction; provided, however, that the Employee shall have the right to cure within ten (10) days' notice from Newco any breach or violation of Section 7(a)(v) or (vi) hereof or any immaterial breach or immaterial violation of the terms and provisions of Section 5 hereof. Upon the court's determination of Newco's application for a restraining order or injunction, and subject to the parties' compliance therewith, further court action will be stayed pending completion of the procedures outlined in Section 9(a), above. Newco may set-off and apply against any and all amounts owing to the Employee by Newco any damages incurred by Newco in connection with any breach or violation of this Agreement, as determined in accordance with Section 9(a) whether such obligations arise on, before or after the date hereof; provided, however, that Newco shall not offset any such amounts until any rights that Employee has to cure any breach or violation of this Agreement, which rights are set forth in this Section 9, have expired. Newco may pursue any of the remedies described herein concurrently or consecutively in any order as to any breach or violation, and the pursuit of one of such remedies at any time will not be deemed an election of remedies or a waiver of the right to pursue any of the other of such remedies.

      It is expressly recognized and agreed that the covenants set forth herein are for the purpose of restricting the activities of the Employee only to the extent necessary for the protection of the legitimate business interests of Newco, and Newco and Employee agree that said covenants are reasonable for that purpose and that such covenants do not and will not preclude Employee from engaging in activities sufficient for the purpose of earning a living.

      SECTION 10. SEVERABILITY. The provisions of the Agreement are severable and any judicial determination that one or more of such provisions, or any portion thereof, is invalid or unenforceable shall not affect the validity or enforceability of any other provisions, or portions thereof, but rather shall cause this Agreement to first be construed in all respect as if such invalid or unenforceable provisions, or portions thereof, were modified to terms that are valid and enforceable and provide the greatest protection to Newco's business and interests; provided, however, that if necessary to render this Agreement enforceable, it shall be construed as if such invalid or unenforceable provisions, or portions thereof, were omitted.

      SECTION 11. SUCCESSORS. This Agreement is personal to the Employee and may not be assigned by the Employee. This Agreement shall inure to the benefit of and be binding upon Newco and its successors and assigns. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

      SECTION 12. INDEMNIFICATION. Newco shall, to the extent permitted by its bylaws, indemnify and hold the Employee harmless for any acts or decisions made in good faith while performing services for Newco.

      SECTION 13. MISCELLANEOUS.

            a. GOVERNING LAWS; HEADINGS; AMENDMENT. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED AND THE RIGHTS OF THE PARTIES CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA. THE HEADINGS IN THIS AGREEMENT ARE INSERTED FOR CONVENIENCE ONLY AND ARE NOT INTENDED TO BE PART OF OR TO AFFECT THE MEANING OR INTERPRETATION OF THIS AGREEMENT. THIS AGREEMENT MAY NOT BE AMENDED OR MODIFIED OTHER THAN BY A WRITTEN AGREEMENT EXECUTED BY THE PARTIES HERETO OR THEIR RESPECTIVE SUCCESSORS AND LEGAL REPRESENTATIVES.

            b. ATTORNEYS' FEES; PREJUDGMENT INTEREST. If the services of an attorney are required by any party to secure the performance of this Agreement or otherwise upon the breach or default of another party to this Agreement, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing party will be entitled to reasonable attorneys' fees, costs and other expenses, in addition to any other relief to which such party may be entitled. Any award of damages following judicial remedy or arbitration as a result of the breach of this Agreement or any of its provisions will include an award of prejudgment interest from the date of the breach at the court's or arbitrator's discretion, not to exceed 10%.

            c. POST-JUDGMENT ATTORNEYS FEES. If the services of any attorney are required by any party to enforce a judgment in connection with this Agreement, the judgment creditor will be entitled to reasonable attorneys' fees, costs and other expenses, and such fees, costs and expenses will be recoverable as a separate item. This provision is severable from all other provisions of this Agreement, will survive any judgment, and will not be deemed merged into the judgment.

            d. NOTICES. All notice or other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

      If to the Employee:            Craig Cowan
                                     265 Indian Knob Road
                                     San Luis Obispo, CA 93401

      with a copy to:                Roderick A. Rodewald, Esq.
                                     Diehl & Rodewald
                                     1043 Pacific Street
                                     San Luis Obispo, CA 93401

      If to Newco:                   New West Acquisition Corp.
                                     3000 Weslayan, Suite 350
                                     Houston, Texas 77027
                                     Attention: Kirby Attwell
                                     Chairman and Chief Executive Officer

      with a copy to:                Mayor, Day, Caldwell & Keeton, L.L.P.
                                     700 Louisiana, Suite 1900
                                     Houston, Texas 77002
                                     Attention: Richard B. Mayor, Esq.

            e. NOTICES. In the event Newco wishes to obtain a key man life insurance policy payable to Newco as beneficiary insuring the life of Employee, Employee agrees to submit to all necessary testing in connection with any application for such insurance, including without limitation any medical examinations required in connection with obtaining such insurance.

      SECTION 14. NO INCONSISTENT OBLIGATIONS. The Employee represents and warrants that he has not previously assumed any obligations inconsistent with the obligations of the Employee pursuant to this Agreement.

      IN WITNESS WHEREOF, the Employee has hereunto set his hand and Newco has caused this Agreement to be executed in its name on its behalf, all as of the day hereinabove first written.

                                                "EMPLOYEE"

                                                ______________________________
                                                Craig Cowan


                                                "NEWCO"

                                                ______________________________

                                                By: /s/ KIRBY ATTWELL
                                                    Kirby Attwell,
                                                    Title: President